UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 1, 2023

Date of report (Date of earliest event reported)

Valmont Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31429	47-0351813
(Commission File Number)	(IRS Employer Identification No.)

15000 Valmont Plaza
Omaha, NE	68154
(Address of Principal Executive Offices)	(Zip Code)

(402) 963-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	VMI	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported by Valmont Industries, Inc. in its Current Report on Form 8-K dated July 11, 2023, Avner Applbaum succeeded Stephen G. Kaniewski as President and Chief Executive Officer on July 10, 2023.

On August 1, 2023, Valmont entered into a separation and release agreement with Mr. Kaniewski specifying the terms of Mr. Kaniewski’s employment separation and transition of his duties and responsibilities.

Pursuant to the separation and release agreement, Mr. Kaniewski has agreed to remain in the employ of the company to provide certain consulting services as requested until December 30, 2023. He has agreed to certain confidentiality, cooperation and restrictive covenants as provided in the separation and release agreement and to comply with Company policies in connection with his employment. In consideration of the foregoing, and provided he has not exercised his right to revoke the agreement within seven days following its execution, he will continue to receive his base salary and health benefits until the end of his employment. Subject to conditions set forth in the separation and release agreement, he will receive (i) cash severance according to Valmont’s general severance policy, equal to 16 weeks of his base salary plus one week for each year of his service (14 weeks), (ii) his previously awarded restricted stock units and stock options will continue on the grant date terms and will vest while he is employed (until December 30, 2023), and (iii) he will continue to participate at his previously granted performance award levels on the grant date terms in the company’s 2023 short-term incentive plan and 2021-2023 long-term incentive plan, and on a prorated basis (to December 30, 2023) in the 2022-2024 and 2023-2025 long-term incentive plans. Payouts under the incentive plans, as determined by the level of achievement of the company’s performance goals, will be made no later than March 15, 2024. He is not eligible for any new incentive grants or awards. His restricted stock unit awards and stock options that will not vest by December 30, 2023 are forfeited.

The foregoing summary is qualified by reference to the Separation and Release Agreement, which is filed herewith as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Separation and Release Agreement between Stephen G. Kaniewski and Valmont Industries, Inc. dated August 1, 2023.

104	Cover Page Interactive File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valmont Industries, Inc.
Date: August 2, 2023

	By:	/s/ Timothy P. Francis
		Name:	Timothy P. Francis
		Title:	Interim Chief Financial Officer

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